                                                                  Draft 10/24/96

                             PERIPHONICS CORPORATION

                         1,100,000 Shares Common Stock1

                             UNDERWRITING AGREEMENT


                                                       _________, 199_


William Blair & Company, L.L.C.
Dain Bosworth Incorporated
 As Representatives of the Several
 Underwriters Named in Schedule A
222 West Adams Street
Chicago, Illinois 60606

Ladies and Gentlemen:

         SECTION 1. Introductory. Periphonics Corporation ("Company"), a Delaware corporation, has an authorized capital stock consisting of 1,000,000 shares, $.01 par value, of Preferred Stock ("Preferred Stock"), none of which were outstanding as of______________, 1996, and 15,000,000 shares, $.01 par value, of Common Stock ("Common Stock"), of which ___________ shares were outstanding as of such date. Certain stockholders of the Company, acting severally and not jointly (collectively referred to as the "Selling Stockholders" and named in Schedule B) propose to sell 1,100,000 shares of the Company's issued and outstanding Common Stock hereinafter refereed to as the "Firm Shares" to the several underwriters named in Schedule A as it may be amended by the Pricing Agreement hereinafter defined ("Underwriters"), who are acting severally and not jointly. In addition, the Selling Stockholders propose to grant to the Underwriters an option to purchase up to 165,000 additional shares of Common Stock ("Option Shares") as provided in Section 5 hereof. The Firm Shares and, to the extent such option is exercised, the Option Shares are hereinafter collectively referred to as the "Shares."

         You have advised the Selling Stockholders that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as you deem advisable after the registration statement hereinafter referred to becomes effective, if it has not yet become effective, and the Pricing Agreement hereinafter defined has been executed and delivered.



--------

      1 Plus an option to acquire up to 165,000 additional shares to cover overallotments.

         Prior to the purchase and public offering of the Shares by the several Underwriters, the Company, the Selling Stockholders and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Selling Stockholders and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

         The Company and each of the Selling Stockholders hereby confirm their agreements with the Underwriters as follows:

         SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters that:

                  (a) A registration statement on Form S-3 (File No. 333-______) and a related preliminary prospectus with respect to the Shares have been prepared and filed with the Securities and Exchange Commission ("Commission") by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 Act;" all references herein to specific rules are rules promulgated under the 1933 Act); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof. If the Company has elected not to rely upon Rule 430A, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus. If the Company has elected to rely upon Rule 430A, it will prepare and file either (i) a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A or (ii) a term sheet or abbreviated term sheet (the "Term Sheet") as described in and pursuant to Rules 434 and 424(b) that supplements the preliminary prospectus included in the Registration Statement at the time it becomes effective omitting information in reliance upon Rule 430A (the "Preliminary Prospectus"). There have been or will promptly be delivered to you three signed copies of such registration statement and amendments, together with three copies of all documents incorporated by reference therein, three copies of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus or prospectuses and final forms of prospectus or the Term Sheet and Preliminary Prospectus for each of the Underwriters each to be, to the extent applicable, identical to the electronically transmitted copies filed with the Commission pursuant to the Commission's Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T.

         The registration statement and prospectus as amended on file with the Commission at the time the registration statement became or becomes effective, including (i) the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A(b) and (ii) a registration statement, if any, filed pursuant to Rule 462(b) relating to the Shares, if applicable, are hereinafter called the "Registration Statement" and the "Prospectus," respectively, except that if the prospectus filed by the Company pursuant to Rule 424(b) differs from the prospectus on file at the time the Registration Statement became or becomes effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is filed with the Commission or transmitted to the Commission for filing. For purpose of this Agreement, all references to the Registration Statement and the Prospectus, or any amendment or supplement to the foregoing shall be deemed to include the respective copies filed with the Commission pursuant to EDGAR. Any reference herein to any preliminary prospectus or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Form S-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder(hereinafter collectively referred to as the "Exchange Act.") ("Incorporated Document"), as of the date of such preliminary prospectus or Prospectus, as the case may be. Any document filed by the Company under the Exchange Act after the effective date of the Registration Statement or the date of the Prospectus and incorporated by reference in the Prospectus shall be deemed to be included in the Registration Statement and the Prospectus as of the date of such filing.

         The Incorporated Documents heretofore filed, when they were filed with the Commission, conformed in all material respects to the requirement of the Exchange Act and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and none of such documents will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (b) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and when the Registration Statement became or becomes effective, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, and the Prospectus and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the preparation thereof.

         (c) The Company and its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective places of incorporation, with corporate power and authority to own their properties and conduct their business as described in the Prospectus; the Company and each of its subsidiaries are duly qualified to do business as foreign corporations under the corporation law of, and are in good standing as such in, each jurisdiction in which they own or lease substantial properties, have an office, or in which substantial business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon the Company and its subsidiaries, taken as a whole; and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

         (d) Except as disclosed in the Registration Statement and with respect to director qualifying shares owned by third parties for the benefit of the Company, the Company owns directly or indirectly 100 percent of the issued and outstanding capital stock of each of its subsidiaries, free and clear of any claims, liens, encumbrances or security interests, and all of such capital stock has been duly authorized and validly issued and is fully paid and nonassessable.

         (e) The issued and outstanding shares of capital stock of the Company as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description thereof contained in the Prospectus. Since March 30, 1986, all offers and sales of the Company's capital stock were at all relevant times exempt from the registration requirements of, or registered under, the 1933 Act and were duly registered with or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

         (f) The making and performance by the Company of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action and will not violate any provision of the Company's charter or bylaws and will not result in the breach, or be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company or any subsidiary is a party or by which the Company, any subsidiary or the property of any of them may be bound or affected, or any order, rule or regulation applicable to the Company or any subsidiary of any court or regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any subsidiary or any of their respective properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or any subsidiary was or is now a party or by which it is bound. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated herein or therein, except for compliance with the 1933 Act and blue sky laws applicable to the public offering of the Shares by the several Underwriters and clearance of such offering with the National Association of Securities Dealers, Inc. ("NASD"). This Agreement has been duly executed and delivered by the Company.

         (g) The accountants who have expressed their opinions with respect to certain of the financial statements included or incorporated by reference in the Registration Statement are independent accountants within the meaning of the 1933 Act.

         (h) The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company as of the respective dates of such financial statements, and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus. The financial information set forth in the Prospectus under "Selected Consolidated Financial Data" presents fairly on the basis stated in the Prospectus, the information set forth therein.

         (i) Neither the Company nor any subsidiary is in violation of its charter or in default under any consent decree, or in default with respect to any provision of any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party, in each case, except for defaults which singly or in the aggregate are not material to the Company and its subsidiaries taken as a whole; and there does not exist any state of facts which constitutes an event of default in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults which neither singly nor in the aggregate are material to the Company and its subsidiaries taken as a whole.

         (j) There are no material legal or governmental proceedings pending, or to the Company's knowledge, threatened to which the Company or any subsidiary is or may be a party or of which material property owned or leased by the Company or any subsidiary is or may be the subject, or related to environmental or employment discrimination matters which are not disclosed in the Prospectus, or which question the validity of this Agreement or the Pricing Agreement or any action taken or to be taken pursuant hereto or thereto.

         (k) No preemptive rights of, or rights of first refusal in favor of, stockholders exist with respect to any of the Shares or the issue and sale thereof pursuant to applicable law, the charter or by-laws of the Company, or otherwise, which have not been waived or otherwise satisfied. No person or entity, other than the Selling Stockholders with respect to the Shares to be sold by them hereunder, holds a right to require or participate in the registration under the 1933 Act of shares of Common Stock of the Company, which right has not been waived by the holder thereof or expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement, as of the date hereof with respect to the registration of shares pursuant to the Registration Statement; and except as described in the Prospectus, no person holds a right to require registration under the 1933 Act of shares of Common Stock of the Company at any other time. No person or entity has a contractual preemptive right or right of participation or first refusal with respect to the sale of the Shares by, to the best of the Company's knowledge, the Selling Stockholders.

         (l) The Company and each of its subsidiaries have good and valid title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or which are not material to the Company and its subsidiaries taken as a whole. The Company and each of its subsidiaries hold their respective leased properties which are material to the Company and its subsidiaries taken as a whole under valid and binding leases.

         (m) The Company has not taken and will not take, directly or indirectly, any action designed to constitute or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

         (n) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as contemplated by the Prospectus, the Company and its subsidiaries, taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in their condition (financial or otherwise) or results of operations nor any material change in their capital stock, short-term debt or long-term debt.

         (o) The Company agrees not to offer, sell, contract to sell, issue, grant, distribute or otherwise dispose of, directly or indirectly, any Common Stock, or any options, rights or warrants with respect to shares of Common Stock, or securities convertible into Common Stock (except Common Stock issued pursuant to the existing employee stock purchase plan, currently outstanding options, warrants or convertible securities or options granted to employees pursuant to the Company's stock option plans described in the Prospectus) for a period of 180 days after this Agreement becomes effective without the prior written consent of the Representatives. The Company has obtained similar agreements for a period of 180 days from each of its officers and directors and the Selling Stockholders.

         (p) There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

         (q) The Company together with its subsidiaries owns, or possesses adequate licenses or other rights to use, all patents, patent rights, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights ("Intellectual Property") necessary for the conduct of its business as currently conducted or as specifically contemplated by the Prospectus, including the Intellectual Property described or specifically contemplated by the Prospectus as being owned or used by it. Except as disclosed in the Prospectus, to the knowledge of the Company, none of the activities engaged in by the Company or any of its subsidiaries infringes or conflicts with the Intellectual Property rights of others. No officer, and to the knowledge of the Company, no employee, is obligated under any contract, or subject to any judgment, decree or order of any court or administrative agency that would interfere in any material respect with the use of such person's best efforts to promote the interests of the Company or any of its subsidiaries or which would conflict in any material respect with the Company's or such subsidiary's business as described in the Prospectus. To the knowledge of the Company, no prior employer of any employee of the Company or any subsidiary has any right to or interest in any ideas, inventions, works of authorship, improvements, and the like assigned by such employee to the Company or any subsidiary. Each present employee of and consultant or technical advisor to the Company, and to the knowledge of the Company each past employee of and consultant or technical advisor to the Company, has assigned to the Company, to the maximum extent permitted by law, all right, title and interest in and to any inventions, technology, techniques, software, processes and systems developed by such person while employed or engaged by the Company, except where the failure to assign the same would not have a material adverse affect on the business or financial condition of the Company and its subsidiaries taken as a whole.

         (r) The conduct of business of the Company and each of its subsidiaries is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

         (s) The Company and its subsidiaries have filed on a timely basis all necessary income, franchise and other tax returns (in the United States or otherwise) and have paid all taxes shown thereon as due, except for failures to so file or pay which would not materially and adversely affect the Company and its subsidiaries taken as a whole, and the Company has no knowledge of any tax deficiency that has been or might be asserted against the Company or any subsidiary which would materially and adversely affect the business or financial condition of the Company and its subsidiaries taken as a whole; and all tax liabilities are adequately provided for on the books of the Company.

         (t) The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the National Market of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ/NM"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ/NM, nor has the Company received any notification that the Commission or the NASD is contemplating terminating such registration or listing.

         (u) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

         (v) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

         SECTION 3. Representations, Warranties and Covenants of the Selling Stockholders.

         (a) Each Selling Stockholder severally represents and warrants to, and agrees with, the Company and the Underwriters that:

                  (i) Such Selling Stockholder has, and on the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, will have, good and valid title to the Shares proposed to be sold by such Selling Stockholder hereunder on such date and full right and power to enter into this Agreement, the Pricing Agreement, the Power of Attorney hereinafter defined and the Custody Agreement hereinafter defined and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights; and upon delivery of and payment for such Shares hereunder, the Underwriters will acquire good and valid title thereto, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights.

                  (ii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                  (iii) Such Selling Stockholder has executed and delivered a Power of Attorney ("Power of Attorney") among the Selling Stockholder and Peter J. Cohen, Kevin J. O'Brien, Richard A. Daniels and Jayandra Patel (the "Agents"), naming the Agents as such Selling Stockholder's attorneys-in-fact (and, by the execution by any Agent of this Agreement, such Agents hereby represents and warrants that he has been duly appointed as attorney-in-fact by the Selling Stockholders pursuant to the Power of Attorney) for the purpose of entering into and carrying out this Agreement and the Pricing Agreement, and the Power of Attorney has been duly executed by such Selling Stockholder and a copy thereof has been delivered to you.

                  (iv) Such Selling Stockholder further represents, warrants and agrees that such Selling Stockholder has deposited in custody, under a Custody Agreement ("Custody Agreement") with Ruskin, Moscou, Evans & Faltischek, P.C. as custodian ("Custodian"), certificates in negotiable form, or convertible into or exchangeable, for the Shares to be sold hereunder by such Selling Stockholder, for the purpose of further delivery pursuant to this Agreement. Such Selling Stockholder agrees that the Shares to be sold by such Selling Stockholder on deposit with the Custodian are subject to the interests of the Company, the Underwriters and the other Selling Stockholder, that the arrangements made for such custody, and the appointment of the Agent pursuant to the Power of Attorney, are to that extent irrevocable and coupled with an interest, and that the obligations of such Selling Stockholder hereunder and under the Power of Attorney and the Custody Agreement shall not be terminated (except as provided in this Agreement, the Power of Attorney or the Custody Agreement) by any act of such Selling Stockholder, by operation of law, whether, in the case of an individual Selling Stockholder, by the death or incapacity of such Selling Stockholder or, in the case of a trust or estate, by the death of the trustee or trustees or the executor or executors or the termination of such trust or estate, or, in the case of a partnership or corporation, by the dissolution, winding-up or other event affecting the legal life of such entity, or by the occurrence of any other event. If any individual Selling Stockholder, trustee or executor should die or become incapacitated, or any such trust, estate, partnership or corporation should be terminated, or if any other event should occur before the delivery of the Shares hereunder, the documents evidencing Shares then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, termination or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof. Each Agent has been authorized (under the terms of the Power of Attorney) by such Selling Stockholder to execute and deliver this Agreement and the Pricing Agreement and the Custodian has been authorized to receive and acknowledge receipt of the proceeds of sale of the Shares to be sold by such Selling Stockholder against delivery thereof and otherwise act on behalf of such Selling Stockholder. The Custody Agreement has been duly executed by such Selling Stockholder and a copy thereof has been delivered to you.

                  (v) Each preliminary prospectus, insofar as it contains information related to such Selling Stockholder and, to the knowledge of such Selling Stockholder in all other respects, as of its date, has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, (1) the Registration Statement and the Prospectus and any amendments or supplements thereto insofar as they contain information related to such Selling Stockholder, and to the knowledge of such Selling Stockholder in all other respects, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and (2) neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as it relates to such Selling Stockholder, and, to the knowledge of such Selling Stockholder in all other respects, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that neither clause (1) nor (2) shall have any effect if information has been given by such Selling Stockholder to the Company and the Representatives in writing for purpose of inclusion therein which would eliminate or remedy any such untrue statement or omission.

                  (vi) Such Selling Stockholder agrees with the Company and the Underwriters not to offer, sell, contract to sell, transfer or otherwise dispose of, directly or indirectly, any Common Stock or any options, rights or warrants with respect to shares of Common Stock, or securities convertible into Common Stock for a period of 180 days after this Agreement becomes effective without the prior written consent of the Representative (other than bona fide gifts to persons who have agreed to be bound by the foregoing restriction).

                  (vii) Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

         (b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, the Underwriters that, the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct.

         (c) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or on the First Closing Date, as hereinafter defined, a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form of statement specified by Treasury Department regulations in lieu thereof).

         SECTION 4. Representations and Warranties of the Underwriters. The Representatives, on behalf of the several Underwriters, represent and warrant to the Company and the Selling Stockholders that the information set forth (a) on the cover page of the Prospectus with respect to price, underwriting discount and terms of the offering and (b) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and is correct and complete in all material respects.

         SECTION 5. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholders listed on Schedule B hereto, severally and not jointly, agree to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase from the Selling Stockholders the respective number of Firm Shares set forth opposite the names of the Selling Stockholders in Schedule B hereto at the price per share set forth in the Pricing Agreement. The obligation of each Underwriter to each Selling Stockholder shall be to purchase from such Selling Stockholder the number of full shares which (as nearly as practicable, as determined by you) bears to that number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule B hereto, the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The initial public offering price and the purchase price shall be set forth in the Pricing Agreement.

         At 9:00 a.m., Chicago Time, on the third full business day after the date of this Agreement, the Custodian will deliver to you at the offices of counsel for the Underwriters or through the facilities of The Depository Trust Company for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by them, respectively, against payment of the purchase price therefor by certified or bank cashier's checks in Chicago Clearing House funds (next-day funds) payable, as appropriate, to the order of the Selling Stockholders. Such time of delivery and payment is herein referred to as the "First Closing Date." The certificates for the Firm Shares so to be delivered will be in such denominations and registered in such names as you request by notice to the Company and the Custodian prior to 10:00 a.m., Chicago Time, on the second full business day preceding the First Closing Date, and will be made available at the Selling Stockholders' expense for checking and packaging by the Representatives at 10:00 a.m., Chicago Time, on the first full business day preceding the First Closing Date. Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above at the offices of counsel for the Underwriters.

         In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholders listed on Schedule B, severally and not jointly, hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 165,000 Option Shares, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any overallotments made by the Underwriters in the sale and distributions of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date of the initial public offering upon notice by you to the Company and the Agent setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than 10 full business days after delivery of such notice of exercise. The number of Option Shares to be purchased from each such Selling Stockholder is set forth in Schedule B hereto. If less than all of the Option Shares are to be purchased, the number of Option Shares which are to be purchased from each Selling Stockholder shall be the product of (A) the aggregate number of Option Shares to be purchased by the Underwriters multiplied by (B) the fraction, the numerator of which is the number of Option Shares such Selling Stockholder has agreed to sell and the denominator of which is the maximum number of Option Shares. The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by the Selling Stockholders pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make). Certificates for the Option Shares will be made available at the Selling Stockholders' expense for checking and packaging at 10:00 a.m., Chicago Time, on the first full business day preceding the Second Closing Date. The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.

         You have advised the Selling Stockholders that each Underwriter has authorized you to accept delivery of its Shares, to make payment and to receipt therefor. You, individually and not as the Representatives of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

         SECTION 6. Covenants of the Company. The Company covenants and agrees that:

         (a) The Company will advise you and the Selling Stockholders promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise you and the Selling Stockholders promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any preliminary prospectus or of the Prospectus, or for additional information, and will not file any amendment or supplement to the Registration Statement, to any preliminary prospectus or to the Prospectus of which you and the Selling Stockholders have not been furnished with a copy prior to such filing or to which you reasonably object.

         (b) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of
Section 10(a)(3) of the 1933 Act.

         (c) Neither the Company nor any of its subsidiaries will, prior to the earlier of the Second Closing Date or termination or expiration of the related option, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

         (d) Neither the Company nor any of its subsidiaries will acquire any capital stock of the Company prior to the earlier of the Second Closing Date or termination or expiration of the related option nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date prior to the earlier of the Second Closing Date or termination or expiration of the related option, except in either case as contemplated by or discussed in the Prospectus.

         (e) Not later than __________, 1997 the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act.

         (f) During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an Underwriter or dealer, the Company will furnish to you at its expense, subject to the provisions of subsection (b) hereof, copies of the Registration Statement, the Prospectus, each preliminary prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act. To the extent applicable, the copies of the Registration Statement and each amendment thereto (including all exhibits filed therewith) and the Prospectus (as amended or supplemented) furnished to the Representative and counsel to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (g) The [Company] will cooperate with the Underwriters in qualifying or registering the Shares for sale under the blue sky laws of such jurisdictions as you designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

         (h) During the period of five years hereafter, the Company will furnish you, on behalf of yourself and each of the other Underwriters, with a sufficient number of copies (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or the NASD; (ii) as soon as practicable after release thereof, of each material press release in respect of the Company; (iii) as soon as available, of each report of the Company mailed to stockholders; and (iv) any additional information of a public nature concerning the Company or its business that you may reasonably request. To the extent applicable, such reports or documents shall be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (i) If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A, then immediately following the execution and delivery of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b), copies of an amended prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended prospectus), containing all information so omitted.

         (j) The Company will comply with all registration filing and reporting requirements of the Exchange Act and the NASDAQ/NM.

         (k) The Company is familiar with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and has in the past conducted its affairs, and will for the next three years conduct its affairs, in such a manner so as to ensure that the Company was not and will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

         SECTION 7. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Selling Stockholders agree to pay
(i) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters) incurred in connection with the performance of their and the Company's obligations hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company's independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, each preliminary prospectus and the Prospectus (including all incorporated Documents, exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Pricing Agreement, the Power of Attorney and the Custody Agreement; (ii) all costs, fees and expenses (including legal fees and disbursements of counsel for the Underwriters not to exceed $15,000) incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under blue sky laws, including the preparation of a Blue Sky Memorandum relating to the Shares, and clearance of such offering with the NASD; and (iii) all fees and expenses of the Company's transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters.

         The provisions of this Section shall not affect any agreement which the Company and the Selling Stockholders may make for the allocation or sharing of such expenses and costs.

         SECTION 8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Option Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions:

         (a) The Registration Statement shall have become effective either prior to the execution of this Agreement or not later than 8:30 a.m., Chicago Time, on the first full business day after the date of this Agreement, or such later time as shall have been consented to by you but in no event later than 1:00 p.m., Chicago Time, on the third full business day following the date hereof; and prior to the First Closing Date or the Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Selling Stockholders or you, shall be contemplated by the Commission. If the Company has elected to rely upon Rule 430A, the information concerning the public offering price of the Shares and price-related information shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed period and the Company will provide evidence satisfactory to the Representatives of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430A and 424(b)).

         (b) The Shares shall have been qualified for sale under the blue sky laws of such states as shall have been specified by the Representatives.

         (c) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement, the Pricing Agreement, the Power of Attorney and the Custody Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment.

         (d) You shall not have advised the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries, whether or not arising in the ordinary course of business, which, in the reasonable judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

         (f) There shall have been furnished to you, as Representatives of the Underwriters, on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

                  (i) An opinion of Ruskin, Moscou, Evans & Faltischek, P.C., counsel for the Company and the Selling Stockholders, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                            (1) the  Company has been duly  incorporated  and is
validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company has been duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, every jurisdiction where the ownership or leasing of property, or the conduct of its business requires such qualification except where the failure so to qualify would not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole;

                            (2) an opinion to the same general  effect as clause
(1) of this subparagraph (i) in respect of each direct and indirect subsidiary of the Company;

                            (3) all of the issued and outstanding  capital stock
of each subsidiary of the Company has been duly authorized, validly issued and is fully paid and nonassessable, and, except as disclosed in the Registration Statement and with respect to director qualifying shares owned by third parties for the benefit of the Company, the Company owns directly or indirectly 100 percent of the outstanding capital stock of each subsidiary, and to the knowledge of such counsel, such stock is owned free and clear of any claims, liens, encumbrances or security interests; and to the knowledge of such counsel, except for the subsidiaries listed in the Registration Statement, the Company does not own or control, directly or indirectly, any corporation, association or other entity;

                            (4) the authorized capital stock of the Company,  of
which there is outstanding to the knowledge of such counsel the amount set forth in the Registration Statement and Prospectus (except for subsequent issuances, if any, pursuant to stock options or other rights referred to in the Prospectus), conforms as to legal matters in all material respects to the description thereof in the Registration Statement and Prospectus;

                            (5) the issued and outstanding  capital stock of the
Company has been duly authorized and validly issued and is to the knowledge of such counsel fully paid and nonassessable;

                            (6) the  certificates for the Shares to be delivered
hereunder are in due and proper form, and when duly countersigned by the Company's transfer agent and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement and the Pricing Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable;

                            (7) no  preemptive  rights  of,  or  rights of first
refusal in favor of, stockholders exist with respect to any of the Shares or the issue and sale thereof pursuant to applicable law or the charter or by-laws of the Company and, to the knowledge of such counsel, there are no contractual preemptive rights or rights of first refusal or other similar rights which exist with respect to any of the Shares or the issue and sale thereof;

                            (8) to such counsel's knowledge, except as set forth
in the Registration Statement and the Prospectus, no holders of shares of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having registration rights with respect to shares of Common Stock or other securities have, with respect to the offering contemplated hereby, waived such rights or such rights have otherwise been waived or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement;

                            (9) the Registration  Statement has become effective
under the 1933 Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable), the Prospectus and each amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act; nothing has come to counsel's attention that causes them to believe that either the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable) or the Prospectus, or the Registration Statement or the Prospectus as amended or supplemented (except as aforesaid), as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented, if applicable, as of the First Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; and such counsel does not know of any legal or governmental proceedings pending or threatened required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed, as required;

                            (10) the statements in the Registration Statement
and the Prospectus summarizing statutes, rules and regulations (excluding accounting and auditing rules) are accurate and fairly and correctly present the information required to be presented by the 1933 Act or the rules and regulations thereunder, in all material respects; and such counsel does not know of any statutes, rules and regulations required to be described in the Registration Statement or the Prospectus that are not described or referred to therein as required;

                            (11) the statements under the caption "Description
of Capital Stock" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters;

                            (12) this Agreement and the Pricing Agreement and
the performance of the Company's obligations hereunder have been duly authorized by all necessary corporate action and this Agreement and the Pricing Agreement have been duly executed and delivered by and on behalf of the Company, and are legal, valid and binding agreements of the Company, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act as to which no opinion need be expressed; and no approval, authorization or consent of any public board, agency or instrumentality of the United States or of any state or other jurisdiction is necessary in connection with the issue or sale of the Shares by the Company pursuant to this Agreement (other than under the 1933 Act, applicable blue sky laws and the rules of the NASD) or the consummation by the Company of any other transactions contemplated hereby;

                            (13) the execution and performance of this
Agreement, to such counsel's knowledge, will not contravene any of the provisions of, or result in a default under, any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument, of the Company or any of its subsidiaries or by which the property of any of them is bound and which contravention or default would be material to the Company and its subsidiaries taken as a whole; or violate any of the provisions of the charter or bylaws of the Company or any of its subsidiaries or, so far as is known to such counsel, violate any statute, order, rule or regulation of any regulatory or governmental body having jurisdiction over the Company or any of its subsidiaries;

                            (14) to such counsel's knowledge, all offers and
sales of the Company's capital stock since November 23, 1995 were at all relevant times exempt from the registration requirements of the 1933 Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws;

                            (15) all documents incorporated by reference in the
Prospectus, when they were filed with the Commission, compiled as to form in all material respects with the requirements of the Exchange Act; and such counsel have no reason to believe that any of such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; such counsel need express no opinion as to the financial statements or other financial or statistical date contained in any such document.

                            (16) with respect to each Selling Stockholder, this
Agreement and the Pricing Agreement have been duly authorized, executed and delivered by or on behalf of each such Selling Stockholder; the Agent and the Custodian for each such Selling Stockholder has been duly and validly authorized to carry out all transactions contemplated herein on behalf of each such Selling Stockholder; and the performance of this Agreement and the Pricing Agreement and the consummation of the transactions herein contemplated by such Selling Stockholders, to such counsel's knowledge, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which any of such Selling Stockholders is a party or by which any are bound or to which any of the property of such Selling Stockholders is subject, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over any of such Selling Stockholders or any of their properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement and the Pricing Agreement in connection with the sale of Shares to be sold by such Selling Stockholders hereunder, except such as have been obtained under the 1933 Act and such as may be required under applicable blue sky laws in connection with the purchase and distribution of such Shares by the Underwriters and the clearance of such offering with the NASD;

                            (17) each Selling Stockholder has full right and
power to enter into this Agreement, the Pricing Agreement, the Power of Attorney and the Custody Agreement and to sell, transfer and deliver the Shares to be sold on the First Closing Date or the Second Closing Date, as the case may be, by such Selling Stockholder hereunder; each Selling Stockholder is the record owner of such Shares so sold and to such counsel's knowledge such shares are owned free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights whatsoever;

                            (18) title to such Shares has been transferred to
the Underwriters (who counsel may assume to be bona fide purchasers) who have purchased such Shares hereunder; and

                            (19) this Agreement, the Pricing Agreement, the
Power of Attorney and the Custody Agreement are legal, valid and binding agreements of each Selling Stockholder except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except with respect to those provisions relating to indemnities for liabilities arising under the 1933 Act, as to which no opinion need be expressed.

         In rendering such opinion, such counsel may state that they are relying upon the certificate of American Stock Transfer and Trust Company, the transfer agent for the Common Stock, as to the number of shares of Common Stock at any time or times outstanding, and that insofar as their opinion under clause (9) of this Section 8(f) above relates to the accuracy and completeness of the Prospectus and Registration Statement, it is based upon participation in conferences with representatives of the Underwriters, and with officers and other representatives of the Company and its independent public accountants, at which the contents of the Registration Statement and the Prospectus were discussed, without independent verification by such counsel of the accuracy or completeness of such information. Such counsel may also rely upon the opinions of other competent counsel and, as to factual matters, on certificates of the Selling Stockholders and of officers of the Company and of state officials, in which case their opinion is to state that they are so doing and copies of said opinions or certificates are to be attached to the opinion unless said opinions or certificates (or, in the case of certificates, the information therein) have been furnished to the Representatives in other form.

                  (ii) Such opinion or opinions of Testa, Hurwitz & Thibeault, LLP, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares to be sold by the Company, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

                  (iii) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

         (1) the representations and warranties of the Company set forth in
         Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

                  (2) the Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

                  The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1) and (2) of this subparagraph to be set forth in said certificate.

                  (iv) A certificate of each Selling Stockholder dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that the representations and warranties of such Selling Stockholder set forth in Section 3 of this Agreement are true and correct as of such date and the Selling Stockholder has complied with all the agreements and satisfied all the conditions on the part of such Selling Stockholder to be performed or satisfied at or prior to such date.

                  (v) At the time the Pricing Agreement is executed and also on the First Closing Date or the Second Closing Date, as the case may be, there shall be delivered to you a letter addressed to you, as Representatives of the Underwriters, from Deloitte & Touche, LLP independent accountants, the first one to be dated the date of the Pricing Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, to the effect set forth in Schedule C. There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering of purchase of the Shares as contemplated hereby.

                  (vi) Such further certificates and documents as you may reasonably request.

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Testa, Hurwitz & Thibeault, LLP, counsel for the Underwriters, which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

         If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company and the Selling Stockholders without liability on the part of any Underwriter or the Company or any Selling Stockholder, except for the expenses to be paid or reimbursed by the Selling Stockholders pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.

         SECTION 9. Reimbursement of Underwriters' Expenses. In addition to expenses required to be borne by the Selling Stockholders under Section 7 hereof, if the sale to the Underwriters of the Shares on the First Closing Date is not consummated because any condition of the Underwriters' obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Selling Stockholders agree to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section 9, Section 7 and Section 11 shall at all times be effective and shall apply.

         SECTION 10. Effectiveness of Registration Statement. You, the Company and the Selling Stockholders will use your, its and their best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

         SECTION 11. Indemnification. (a) The Company and each Selling Stockholder, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and/or such Selling Stockholders, as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A, if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor any Selling Stockholder will be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein; or (ii) if such statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the 1933 Act. In addition to their other obligations under this Section 11(a), the Company and the Selling Stockholders agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(a), they will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's and the Selling Stockholders' obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company and the Selling Stockholders may otherwise have.

         Without limiting the full extent of the agreement of the Company and the Selling Stockholders to indemnify each Underwriter, as herein provided, each Selling Stockholder shall be liable under the indemnity agreements contained in this Section 11(a) only for an amount not exceeding, in the case of each such Selling Stockholder, the net proceeds (after deducting the Underwiters discount) received by such Selling Stockholders from the sale of Shares hereunder; provided however, that the payment obligation of the Selling Stockholders under this Section 11(a) shall be limited to the amount of losses, claims, damages or liabilities that are not paid by the Company under this Section 11(a) and such payment shall not be required from the Selling Stockholders unless the Underwriter or controlling person seeking indemnification shall have previously sought indemnification from the Company first, as follows: (i) by serving a written demand therefor upon the Company in accordance with the provisions of
Section 16 hereof, with a copy of such demand furnished to each Selling Stockholder; and (ii) by commencing an action against the Company in a court of competent jurisdiction. Each Underwriter and controlling person further agrees that indemnification shall not be sought from any one or more of the Selling Stockholders until the earlier of (x) the time for the Company to respond to the complaint in the action to be commenced against the Company pursuant hereto has expired, or (y) 90 days from the date of the commencement of the action by the Underwriters or controlling person against the Company; provided, however, that the foregoing limitations shall not apply with respect to any Selling Stockholder (1) in the event and to the extent that any claim for indemnification arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder, acting in his individual capacity, specifically for use in the preparation thereof; or (2) with respect to which the failure of any Underwriter or controlling person to commence an action against such Selling Stockholder would result in such Underwriter or controlling person being barred from bringing such action or would otherwise abridge, nullify or eliminate the ability of such Underwriter or controlling person to bring an action, or in any manner to forfeit any claims, against such Selling Stockholder.

         (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each Selling Stockholder and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with Section 4 of this Agreement or any other written information furnished to the Company by such Underwriter through the Representatives specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 11(b), the Underwriters agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(b), they will reimburse the Company and the Selling Stockholders on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or the proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company and the Selling Stockholders for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying or indemnified party shall, without the prior written consent of the indemnified or indemnifying party, as the case may be, effect any settlement of any pending or threatened proceeding in respect of which any indemnified or indemnifying party is or could have been a party and indemnity could have been sought hereunder by such indemnified or indemnifying party, unless such settlement includes an unconditional release of such indemnified or indemnifying party from all liability arising out of such proceeding.

         (d) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in paragraphs (a) and (b) hereof, including the amount of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in paragraphs 11(a) and (b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses that are created by the provisions of such paragraphs 11(a) and (b) hereof.

         (e) If the indemnification provided for in this Section is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Shares or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion in the case of the Company and the Selling Stockholders, as the total price paid to the Company and the Selling Stockholders for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), and in the case of the Underwriters as the underwriting discount received by them bears to the total of such amounts paid to the Company and the Selling Stockholders and received by the Underwriters as underwriting discount in each case as contemplated by the Prospectus. The relative fault of the Company and the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact of the omission to state a material fact relates to information supplied by the Company or by the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint.

         (f) The provisions of this Section shall survive any termination of this Agreement.

         Section 12. Default of Underwriters. It shall be a condition to the agreement and obligation of the Company and the Selling Stockholders to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the First Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Representatives and the Company and the Selling Stockholders for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be paid by the Company pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof.

         In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         Section 13. Effective Date. This Agreement shall become effective immediately as to Sections 7, 9, 11 and 14 and as to all other provisions at 10:00 a.m., Chicago Time, on the day following the date upon which the Pricing Agreement is executed and delivered, unless such a day is a Saturday, Sunday or holiday (and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday); but this Agreement shall nevertheless become effective at such earlier time after the Pricing Agreement is executed and delivered as you may determine on and by notice to the Company and the Selling Stockholders or by release of any Shares for sale to the public. For the purposes of this Section, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams (i) advising Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

         Section 14. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

         (a) This Agreement may be terminated by the Company by notice to you and the Selling Stockholders or by you by notice to the Company and the Selling Stockholders at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or the Selling Stockholders to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company or the Selling Stockholders.

         (b) This Agreement may also be terminated by you prior to the First Closing Date, and the option referred to in Section 5, if exercised, may be canceled at any time prior to the Second Closing Date, if (i) trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ/NM shall have been suspended or maximum or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Illinois, New York, or United States authorities, (iii) there shall have been any change in financial markets or in political, economic or financial conditions which, in the reasonable opinion of the Representatives, either renders it impractical or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power which in the opinion of the Representatives makes it impractical or inadvisable to offer or sell the Shares, (v) if at or prior to the First Closing Date, or on or prior to any later date on which Option Shares are to be purchased, as the case may be, the Company shall have sustained a loss by strike, fire, flood, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or (vi) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have occurred any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, or the earnings, business affairs, management, or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business. Any termination pursuant to this paragraph (b) shall be without liability on the part of any Underwriter to the Company or the Selling Stockholders or on the part of the Company to any Underwriter or the Selling Stockholders (except for expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof).

         Section 15. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

         Section 16. Notices. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o William Blair & Company, L.L.C. 222 West Adams Street, Chicago, Illinois 60606, with a copy to Testa, Hurwitz & Thibeault, LLP 125 High Street, Boston, Massachusetts 02110, Attention: William B. Asher, Jr., Esq.; if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters with a copy to Ruskin, Moscou, Evans & Faltischek, P.C., 170 Old Country Road, Mineola, New York 11501, Attention:
Raymond S. Evans, Esq.; and if sent to the Selling Stockholders will be mailed, delivered or telegraphed and confirmed to the Agent and the Custodian at such address as they have previously furnished to the Company and the Representative, with a copy to Ruskin, Moscou, Evans & Faltischek, P.C., Attention: Raymond S. Evans, Esq.

         Section 17. Successors. This Agreement and the Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal Representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and no other person will have any right or obligation hereunder. the term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

         Section 18. Representation of Underwriters. You will act as Representatives for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you will be binding upon all the Underwriters.

         Section 19. Partial Unenforceability. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

         Section 20. Applicable Law. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

         Section 21. Release from Prior Lockup. That upon delivery by such Selling Stockholder of an agreement with the Representatives consistent with the description in Section 3(a)(vi) of this Agreement, each such Selling Stockholder is hereby released from the "lock-up" restrictions contained in Section 3(a)(vi) of that certain Underwriting Agreement between the Company, the Underwriters and the Selling Stockholders dated November 17, 1995 for purposes of selling the Firm Shares and, to the extent the Underwriters exercise their overallotment option pursuant to Section 5 hereof, the Option Shares, set forth opposite their names on Schedule B hereto.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters including you, all in accordance with its terms.

                            Very truly yours,

                            PERIPHONICS CORPORATION


                            By:________________________________
                                 Chief Executive Officer

                            SELLING STOCKHOLDERS

                            Peter J. Cohen Grantor Trust
                            George W. Cole
                            Richard A. Daniels Grantor Retained Annuity Trust Terrence Meehan
                            Kevin O'Brien
                            Jayandra Patel


                            By:_________________________________
                                 Agent and Attorney-in-Fact


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.
DAIN BOSWORTH INCORPORATED

Acting as Representatives of the
several Underwriters named in
Schedule A.

By:  William Blair & Company, L.L.C.


By:_______________________________
     Principal

                                                                       EXHIBIT A


                             PERIPHONICS CORPORATION

                         1,100,000 Shares Common Stock*

                                PRICING AGREEMENT



                                                              ____________, 1996


William Blair & Company, L.L.C.
Dain Bosworth Incorporated
 As Representatives of the Several
 Underwriters
222 West Adams Street
Chicago, IL 60606

Ladies and Gentlemen:

         Reference is made to the Underwriting Agreement dated ___________, 1996 (the "Underwriting Agreement") relating to the sale by the Company and the Selling Stockholders and the purchase by the several Underwriters, for whom William Blair & Company, L.L.C. and Dain Bosworth Incorporated are acting as representatives (the "Representatives"), of the above Shares. All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

         Pursuant to Section 5 of the Underwriting Agreement, the Company and each of the Selling Stockholders agree with the Representatives as follows:

         1. The public offering price per share of the Shares shall be $_______.

         2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $______, being an amount equal to the public offering price set forth above less $_____ per share.


--------------------------

* Plus an option to acquire up to 165,000 additional shares to cover overallotments.

         Schedule A is amended as follows.

         If the foregoing is in accordance with your understanding to our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters, including you, all in accordance with its terms.

                               Very truly yours,

                               PERIPHONICS CORPORATION

                               By:_________________________________
                                    Chief Executive Officer

                               SELLING STOCKHOLDERS

                               Peter J. Cohen Grantor Trust
                               George W. Cole
                               Richard A. Daniels Grantor Retained Annuity Trust Terrence Meehan
                               Kevin O'Brien
                               Jayandra Patel


                               By:_________________________________
                                    Agent and Attorney-in-Fact


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.
DAIN BOSWORTH INCORPORATED

Acting as Representatives of the
several Underwriters

By: William Blair & Company, L.L.C.


By:_______________________________
     Principal

                                   SCHEDULE A


                                                         Number of Firm
                                                          Shares to be
Underwriters                                                Purchased
------------                                             --------------

William Blair & Company, L.L.C.
Dain Bosworth Incorporated



                                                            ---------
                                             Total:         1,100,000

                                   SCHEDULE B

                                       Number of Firm        Number of Option
                                      Shares to be Sold      Shares to be Sold
                                      -----------------      -----------------



Selling Stockholders:

Peter J. Cohen Grantor Trust               296,962                   44,542
George W. Cole                             178,454                   26,768
Richard A. Daniels Grantor
 Retained Annuity Trust                    252,808                   37,922

Terrence Meehan                            118,968                   17,846
Kevin O'Brien                              118,968                   17,846
Jayandra Patel                             133,840                   20,076
                                           -------                   ------

                    Total:               1,100,000                  165,000
                                         =========                  =======

                                   SCHEDULE C


                     Comfort Letter of Deloitte & Touche LLP


         (1) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act.

         (2) In their opinion the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the consolidated financial statements of the Company from which the information presented under the caption "Selected Consolidated Financial Data" has been derived, which are stated therein to have been examined by them, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the Exchange Act.

         (3) On the basis of specified procedures (but not an audit in accordance with generally accepted auditing standards), including inquiries of certain officers of the Company and its subsidiaries responsible for financial and accounting matters as to transactions and events subsequent to __________, 199_, a reading of minutes of meetings of the stockholders and directors of the Company and its subsidiaries since _____________, 199_, a reading of the latest available interim unaudited consolidated financial statements of the Company and its subsidiaries (with an indication of the date thereof) and other procedures as specified in such letter, nothing came to their attention which caused them to believe that (i) the unaudited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the Exchange Act or that such unaudited financial statements are not fairly presented in accordance with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, and (ii) at a specified date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second letter, there was any change in the capital stock or long-term debt or short-term debt (other than normal payments) of the Company and its subsidiaries on a consolidated basis or any decrease in consolidated net current assets or consolidated stockholders' equity as compared with amounts shown on the latest unaudited balance sheet of the Company included in the Registration Statement or for the period from the date of such balance sheet to a date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second letter, there were any decreases, as compared with the corresponding period of the prior year, in consolidated net sales, consolidated income before income taxes or in the total or per share amounts of consolidated net income except, in all instances, for changes or decreases which the Prospectus discloses have occurred or may occur or which are set forth in such letter.

         (4) They have carried out specified procedures, which have been agreed to by the Representative, with respect to certain information in the Prospectus specified by the Representative, and on the basis of such procedures, they have found such information to be in agreement with the general accounting records of the Company and its subsidiaries.